www.aviatnetworks.com

Aviat Networks Announces Fiscal 2022 First Quarter Financial Results

Total Revenue of $73.2 million; Up 10.4% Year-Over-Year
Adjusted EBITDA of $9.6 million; Up 14.4% Year-Over-Year

AUSTIN, Texas, November 3, 2021 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2022 first quarter ended October 1, 2021.

First Quarter Highlights

•Company continues to execute on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA.
•Company launched high availability routing software to lower the cost of mission critical router platforms.
•Solid balance sheet and liquidity helps position Company to execute on long-term plans, while maintaining flexibility and security in current persistent COVID-19 environment.
First Quarter Financial Highlights

•Total Revenues: $73.2 million, +10.4% from same quarter last year
◦North America: $50.9 million, +12.0% from same quarter last year
◦International: $22.2 million, +6.9% from same quarter last year

•GAAP Results: Gross Margin 35.7%; Operating Expenses $19.3 million; Operating Income $6.8 million, Net Income $4.7 million; Net Income per diluted share (“Net Income per share”) $0.39

•Non-GAAP Results: Adjusted EBITDA $9.6 million; Gross Margin 35.7%; Operating Expenses $17.8 million; Operating Income $8.3 million; Net Income $8.1 million; Net Income per share $0.67

•Net Cash: $47.3 million; No loans outstanding at quarter-end

“This was another successful quarter for Aviat,” said Peter Smith, President and Chief Executive Officer of Aviat. “We continued to execute on our key long-term focus areas of sales growth, margin expansion, and meaningful bottom-line improvements. We continue to demonstrate Aviat’s differentiation.”

Mr. Smith continued, “Our new high availability routing software is a compelling choice for operators seeking an affordable routing solution that is reliable, scalable, and secure. Also, with 15 of the top 30 Rural Digital Opportunity Fund (RDOF) winners being Aviat customers, and active sales engagements with 5 others in the top 30, we believe we are well-positioned for growth in the rural broadband segment. As an American company, Aviat is proud to deliver broadband connectivity to rural America, enabling economic, social, healthcare, and educational opportunities for all Americans.”

Fiscal 2022 First Quarter

Revenues
The Company reported total revenues of $73.2 million for its fiscal 2022 first quarter, compared to $66.3 million in the comparable fiscal 2021 period, an increase of $6.9 million or 10.4%. North America revenue of $50.9 million increased by $5.4 million or 12.0%, compared to $45.5 million in the comparable fiscal 2021 period. International revenue was $22.2 million and returned to growth from $20.8 million in the comparable fiscal 2021 period.

Gross Margins
In the fiscal 2022 first quarter, the Company reported GAAP gross margin of 35.7% and non-GAAP gross margin of 35.7%. This compares to GAAP gross margin of 36.6% and non-GAAP gross margin of 36.7% in the comparable fiscal 2021 period, both declining 100 basis points, respectively. Our gross margin in the current quarter was negatively impacted by inflationary pressures incurred to overcome supply chain and logistical bottlenecks. These were partially offset by price increases and surcharges.

Operating Expenses
GAAP total operating expenses for the fiscal 2022 first quarter were $19.3 million, compared to $17.7 million in the comparable fiscal 2021 period, representing an increase of $1.6 million or 9.0% primarily due to investment in research and development and restructuring charges. Non-GAAP total operating expenses, excluding the impact of share-based compensation, for the fiscal 2022 first quarter were $17.8 million compared to $17.2 million in the comparable fiscal 2021 period.

Operating Income
The Company reported GAAP operating income of $6.8 million for the fiscal 2022 first quarter, compared to $6.6 million in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported operating income of $8.3 million for the fiscal 2022 first quarter, compared to $7.1 million in the comparable fiscal 2021 period.

Income Taxes
The company reported GAAP income tax expense of $2.2 million in the fiscal 2022 first quarter, compared to $0.7 million in the comparable fiscal 2021 period. The $1.5 million increase was primarily due to a higher estimated annual effective tax rate for the current fiscal year subsequent to release of the $92.2 million U.S. valuation allowance as reported in the fiscal 2021 third quarter.

Net Income / Net Income Per Share
The Company reported GAAP net income of $4.7 million in the fiscal 2022 first quarter or GAAP net income per share of $0.39. This compared to GAAP net income of $5.9 million or GAAP net income per share of $0.54 in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported net income of $8.1 million or a non-GAAP net income per share of $0.67 in the fiscal 2022 first quarter, compared to a non-GAAP net income of $6.9 million or non-GAAP net income per share of $0.62 in the comparable fiscal 2021 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization and other non-GAAP items (“Adjusted EBITDA”) for the fiscal 2022 first quarter was $9.6 million, compared to $8.4 million in the comparable fiscal 2021 period, totaling a year-over-year improvement of $1.2 million.

Balance Sheet Highlights
The Company reported cash and cash equivalents as of $47.3 million as of October 1, 2021, compared to $47.9 million as of July 2, 2021. The Company has no loans outstanding as of October 1, 2021. During our fiscal 2022 first quarter we purchased approximately 23,000 shares of our common stock for $0.7 million and classified them as treasury shares.

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, November 3, 2021, to discuss its financial and operational results for the fiscal 2022 first quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David Gray, Chief Financial Officer; and Keith Fanneron, Vice President Global Finance and Investor Relations. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) (877) 425-3373 or toll-free (INTL) (702) 374-0538, conference ID: 5187475. We ask that you dial in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2022, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including, without limitation, "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on our business, operations and cash flows;
•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•our ability to meet financial covenant requirements which could impact, among other things, our liquidity;
•the timing of our receipt of payment for products or services from our customers;
•our ability to meet projected new product development dates or anticipated cost reductions of new products;
•our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•customer acceptance of new products;
•the ability of our subcontractors to timely perform;
•weakness in the global economy affecting customer spending;
•retention of our key personnel;

•our ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;
•the results of our restructuring efforts;
•the ability to preserve and use our net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where we have significant business;
•the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships;
•our ability to meet financial covenant requirements which could impact, among other things, our liquidity; and
•our ability to implement our stock repurchase program or the extent to which it enhances long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 25, 2021, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Keith Fanneron
Vice President Global Finance & Investor Relations
Phone: (408) 941-7128
Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2022 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	October 1, 2021	October 2, 2020
Revenues:
Revenue from product sales	$50,847	$44,464
Revenue from services	22,311	21,826
Total revenues	73,158	66,290
Cost of revenues:
Cost of product sales	31,925	27,909
Cost of services	15,152	14,132
Total cost of revenues	47,077	42,041
Gross margin	26,081	24,249
Operating expenses:
Research and development expenses	5,910	4,847
Selling and administrative expenses	12,698	12,837
Restructuring charges	659	—
Total operating expenses	19,267	17,684
Operating income	6,814	6,565
Interest income, net	28	35
Income before income taxes	6,842	6,600
Provision for income taxes	2,160	664
Net income	$4,682	$5,936

Net income per share of common stock outstanding:
Basic	$0.42	$0.55
Diluted	$0.39	$0.54
Weighted-average shares outstanding:
Basic	11,159	10,822
Diluted	11,954	11,092

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2022 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	October 1, 2021	July 2, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$47,313	$47,942
Accounts receivable, net	59,438	48,135
Unbilled receivables	39,667	37,521
Inventories	23,648	23,436
Customer service inventories	1,863	1,431
Assets held for sale	2,218	2,218
Other current assets	9,539	9,556
Total current assets	183,686	170,239
Property, plant and equipment, net	10,676	11,701
Deferred income taxes	102,324	103,467
Right of use assets	3,540	3,816
Other assets	8,693	8,430
Total long-term assets	125,233	127,414
TOTAL ASSETS	$308,919	$297,653
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$39,378	$32,405
Accrued expenses	24,750	28,154
Short-term lease liabilities	621	769
Advance payments and unearned revenue	35,483	32,304
Restructuring liabilities	3,008	2,737
Total current liabilities	103,240	96,369
Unearned revenue	8,496	8,592
Long-term lease liabilities	3,071	3,223
Other long-term liabilities	346	356
Reserve for uncertain tax positions	5,267	5,164
Deferred income taxes	587	614
Total liabilities	121,007	114,318
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	112	112
Treasury stock	(1,500)	(787)
Additional paid-in-capital	819,711	818,939
Accumulated deficit	(615,920)	(620,602)
Accumulated other comprehensive loss	(14,491)	(14,327)
Total equity	187,912	183,335
TOTAL LIABILITIES AND EQUITY	$308,919	$297,653

AVIAT NETWORKS, INC.
Fiscal Year 2022 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2022 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	October 1, 2021	% of Revenue	October 2, 2020	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$26,081	35.7%	$24,249	36.6%
Share-based compensation	68		72
Non-GAAP gross margin	26,149	35.7%	24,321	36.7%

GAAP research and development expenses	$5,910	8.1%	$4,847	7.3%
Share-based compensation	(76)		(40)
Non-GAAP research and development expenses	5,834	8.0%	4,807	7.3%

GAAP selling and administrative expenses	$12,698	17.4%	$12,837	19.4%
Share-based compensation	(719)		(459)
Non-GAAP selling and administrative expenses	11,979	16.4%	12,378	18.7%

GAAP operating income	$6,814	9.3%	$6,565	9.9%
Share-based compensation	863		571
Restructuring charges	659		—
Non-GAAP operating income	8,336	11.4%	7,136	10.8%

GAAP income tax provision	$2,160	3.0%	$664	1.0%
Adjustment to reflect pro forma tax rate	(1,860)		(364)
Non-GAAP income tax provision	300	0.4%	300	0.5%

GAAP net income	$4,682	6.4%	$5,936	9.0%
Share-based compensation	863		571
Restructuring charges	659		—
Adjustment to reflect pro forma tax rate	1,860		364
Non-GAAP net income	$8,064	11.0%	$6,871	10.4%

Net income per share:
GAAP	$0.39		$0.54
Non-GAAP	$0.67		$0.62

Shares used in computing net income per share
GAAP	11,954		11,092
Non-GAAP	11,954		11,092

Adjusted EBITDA:
GAAP net income	$4,682	6.4%	$5,936	9.0%
Depreciation and amortization of property, plant and equipment	1,264		1,254
Interest income, net	(28)		(35)
Share-based compensation	863		571
Restructuring charges	659		—
Provision for income taxes	2,160		664
Adjusted EBITDA	$9,600	13.1%	$8,390	12.7%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. We monitor the non-GAAP financial measures included above, and our management believes they are helpful to investors because they provide an additional tool to use in evaluating Aviat’s financial and business trends and operating results. In addition, Aviat’s management uses these non-GAAP measures to compare Aviat’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2022 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	October 1, 2021	October 2, 2020
	(In thousands)
North America	$50,937	$45,499
International:
Africa and the Middle East	10,702	10,571
Europe and Russia	2,703	2,262
Latin America and Asia Pacific	8,816	7,958
	22,221	20,791
Total revenue	$73,158	$66,290